UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

MYLAN N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire	AL10 9UL
(Address of Principal Executive Offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 22, 2017, Mylan N.V. (“Mylan” or the “Company”) held its annual general meeting of shareholders (the “Annual General Meeting”) to (i) appoint two executive directors and nine non-executive directors, each for a term ending immediately after the next annual general meeting held after their appointment; (ii) adopt the Dutch annual accounts for fiscal year 2016; (iii) ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017; (iv) instruct Deloitte Accountants B.V. for the audit of the Company’s Dutch statutory annual accounts for fiscal year 2017; (v) approve, on an advisory basis, the compensation of the named executive officers of the Company (the “Say-on-Pay Vote”); (vi) vote, on an advisory basis, on the frequency of the Say-on-Pay Vote; and (vii) authorize Mylan’s Board of Directors (the “Mylan Board”) to acquire ordinary shares and preferred shares in the capital of the Company.

As of the close of business on May 25, 2017, the record date for the Annual General Meeting (the “Record Date”), there were issued and outstanding 536,001,148 ordinary shares of Mylan entitled to vote at the Annual General Meeting. As of the Record Date, there were no preferred shares of Mylan issued and outstanding. At least one-third of the issued Mylan shares were present or represented at the Annual General Meeting with respect to each proposal below, constituting a quorum for each such proposal.

(b) The certified results of the matters voted on at the Annual General Meeting are set forth below.

The Mylan Board respectfully acknowledges the votes of shareholders on the Say-on-Pay Vote, as well as in respect of the re-election of its board members. In response, the Mylan Board will engage in an extensive program of shareholder outreach over the coming months in order to elicit and understand the perspectives of Mylan’s shareholders. This outreach will be the first stage of a careful review that the Mylan Board will undertake going-forward in response to the vote.

Proposal No. 1 - Appointment of two executive directors and nine non-executive directors, each for a term ending immediately after the next annual general meeting held after their appointment:

Nominee	For	Against	Abstain	Broker Non-Votes
Heather Bresch*	282,557,651	106,139,376	1,660,886	36,146,100
Wendy Cameron	171,073,063	217,550,451	1,734,399	36,146,100
Hon. Robert J. Cindrich	274,586,621	113,995,012	1,776,280	36,146,100
Robert J. Coury	257,199,884	131,554,354	1,603,675	36,146,100
JoEllen Lyons Dillon	279,604,870	108,870,295	1,882,748	36,146,100
Neil Dimick, C.P.A.	194,410,869	194,156,889	1,790,155	36,146,100
Melina Higgins	290,994,171	97,581,121	1,782,621	36,146,100
Rajiv Malik*	282,207,496	106,377,629	1,772,788	36,146,100
Mark W. Parrish	201,829,889	186,935,331	1,592,693	36,146,100
Randall L. (Pete) Vanderveen, Ph.D., R.Ph.	245,172,380	143,506,213	1,679,320	36,146,100
Sjoerd S. Vollebregt	352,655,179	35,887,209	1,815,525	36,146,100

*	Refers to an executive director. All other directors listed above are non-executive directors.

Consistent with established Dutch law and Mylan’s Articles of Association, each director nominee was appointed by the general meeting.

Proposal No. 2 – Adoption of the Dutch annual accounts for fiscal year 2016:

For	Against	Abstain	Broker Non-Votes
399,539,689	18,348,859	8,011,017	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 3 – Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

For	Against	Abstain	Broker Non-Votes
394,267,054	23,978,885	6,366,434	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 4 – Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch statutory annual accounts for fiscal year 2017:

For	Against	Abstain	Broker Non-Votes
394,989,549	22,895,976	6,726,848	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 5 – Approval, on an advisory basis, of the compensation of the named executive officers of the Company (the “Say-on-Pay Vote”):

For	Against	Abstain	Broker Non-Votes
64,101,392	323,761,493	2,495,028	36,146,100

The proposal did not receive the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore did not pass.

Proposal No. 6 – Advisory vote on the frequency of the Say-on-Pay Vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
378,629,919	3,241,815	3,420,378	5,065,801	36,194,028

1 year received the affirmative vote of a majority of the votes cast by shareholders entitled to vote.

Proposal No. 7 – Authorization of the Mylan Board to acquire ordinary shares and preferred shares in the capital of the Company:

For	Against	Abstain	Broker Non-Votes
401,192,288	22,197,045	3,114,680	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

With respect to each proposal above, any abstentions, “blank votes” and invalid votes were counted for the purposes of determining the presence of a quorum, but were not considered to be votes cast and therefore had no effect on the vote on any such proposal. Any “broker non-votes” with respect to any proposal were not treated as shares present for purposes of determining the presence of a quorum with respect to such proposal and were not considered to be votes cast and therefore had no effect on the vote on such proposal.

(d) The Mylan Board has determined that the Company will continue to hold future Say-on-Pay Votes on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: June 28, 2017	By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Chief Financial Officer